                                                                       Exhibit 5


                        INDIVIDUAL ANNUITY APPLICATION

                         See reverse for instructions.

[LOGO OF JOHN HANCOCK
ANNUITIES APPEARS HERE]

 If you have any questions regarding your annuity please call: 1-800-732-5543
                     Please print. Make checks payable to
         John Hancock Mutual Life Insurance Company, Boston, MA 02117
            This application for use in the state of New York Only

This application is to the John Hancock Mutual Life Insurance Company
====================================================================================================================================
1  CONTRACT TYPE
   Deferred:    [_] Variable                                            Immediate:    [_] Variable: Benchmark: [_] 3.5%  [_] 5.0%
                [_] Fixed - 1 Year Initial Interest Guarantee Period                  [_] Fixed
                [_] Fixed - 3 Year Initial Interest Guarantee Period
====================================================================================================================================
2  INITIAL PREMIUM $
                    ------------------
   Request for Premium Notices: Amount $              [_]  Ann. [_]  Semiannual   [_]  Qtly  [_]  Other
                                        -------------                                                  --------------------------
   Direct Premium Payment (ADD Program)
   -----------------
      Please staple   I authorize John Hancock to begin making automatic monthly withdrawals from my account at the financial
      your voided     institution indicated. I understand that this authorization does not affect the terms of my annuity contract.
      check here.
   -----------------
                      (Special tax rules apply to IRA contributions.)
   $
    -------------------------------------     ---------------------------------------      --------------------------------------
             Monthly Amount                           Financial Institution                            Account Number
====================================================================================================================================
3  ANNUITANT
   Name:                                                          Residence: Street
        -----------------------------------------------------                      ----------------------------------------------
   Date of Birth                        [_] Male   [_] Female     City State Zip
                --------------------                                            -------------------------------------------------
   Social Security No                                             Telephone No.
                     ----------------------------------------                  --------------------------------------------------
====================================================================================================================================
4  OWNER (if other than Annuitant) (If Joint Owners, see instructions for Box 4)
   Name:                                                          Residence: Street
        -----------------------------------------------------                      ----------------------------------------------
   Date of Birth                        [_] Male   [_] Female     City State Zip
                --------------------                                            -------------------------------------------------
   Social Security No              or Tax I.D. No.                                Telephone No.
                     -------------                ----------------------------                 ----------------------------------
====================================================================================================================================
5  BENEFICIARY AND RELATIONSHIP TO ANNUITANT:

   ------------------------------------------------------------------------------------------------------------------------------

   ------------------------------------------------------------------------------------------------------------------------------

   ------------------------------------------------------------------------------------------------------------------------------
====================================================================================================================================
6  THIS ANNUITY IS BEING APPLIED FOR AS: (Check one)
   [_] Non-Qualified  [_] IRA Rollover  [_] SEP        [_] 403(b)      [_] Profit Sharing Plan                   [_] Pension Plan
   [_] IRA            [_] IRA Transfer  [_] SARSEP     [_] 401(k)      [_] Deferred Comp. Public Employees       [_] Other
                                                                                                                          -------
====================================================================================================================================

7  PROVISIONAL DATE OF MATURITY (For Deferred Annuities)
   The Provisional Date of Maturity is the contract anniversary nearest the Annuitant's:
           [_] 85th birthday (Non-Qualified)          [_] 70th birthday (Qualified)             [_] Other age
                                                                                                             --------------
====================================================================================================================================
8  WILL THE ANNUITY APPLIED FOR REPLACE OR CHANGE ANY EXISTING ANNUITY OR LIFE INSURANCE?
   [_] Yes     If yes, indicate:                      [_] No     If no indicate source of money
                                                                                               ----------------------------------
   Issuer                                             Contract Type                          Contract No.
         -----------------------------------------                 -----------------------               ------------------------
   [_] 1035 exchange (Please submit cost basis information.)
====================================================================================================================================
9  PLEASE SEND STATEMENTS AND NOTICES TO:
         [_] Annuitant      [_] Owner      [_] Other*            *If other, please indicate name and address:

   ------------------------------------------------------------------------------------------------------------------------------

   ------------------------------------------------------------------------------------------------------------------------------

   ------------------------------------------------------------------------------------------------------------------------------

                Original-Home Office Yellow-Customer Pink-Agent


====================================================================================================================================
10 INVESTMENT OPTIONS (for Variable Annuities)
   Please use whole percentages. Total = 100%   No more than 10 accounts (portfolios) may be selected at one time.
   Mid Cap/Small Cap Stocks:                          Bonds:
   _____% Real Estate Equity                          _____% Short Term US Government Bond
   _____% Mid Cap Value                               _____% Sovereign Bond
   _____% Mid Cap Growth                              _____% Strategic Bond
   _____% Special Opportunities
   _____% Small Cap Value                             Cash Equivalents:
   _____% Small Cap Growth                            _____% Money Market

   International Equities:                            Other:
   _____% International Balanced                      _____% ______________________
   _____% International Equities                      _____% ______________________
   _____% International Opportunities                 _____% ______________________

   Large Cap Stocks:                                  Fixed Account:
   _____% Managed                                     _____% Fixed Account
   _____% Growth & Income
   _____% Large Cap Value
   _____% Equity Index
   _____% Large Cap Growth

====================================================================================================================================
11 SUITABILITY (FOR ALL ANNUITY CONTRACTS)
   Estimated Household Annual Income               Age             Federal Tax Bracket       %       No. of Dependents
                                    --------------    -----------                     -------                         -----------
   Estimated Household Net Worth (excluding Home, Auto, Furnishings)
                                                                    -------------------------------------------------------------
   Occupation/Employer                                       Employer Address
                      --------------------------------------                 ----------------------------------------------------
   Are you associated with another NASD Member Firm ?  [_] Yes   [_] No  Firm
                                                                             ----------------------------------------------------
   Investment experience: Do you own Mutual Funds [_] Yes  [_] No            Individual Stocks/Bonds [_] Yes  [_] No
                          Annuities [_] Yes [_] No
    CD's/Money Market Accounts  [_] Yes   [_] No          Other   [_] Yes   [_] No  Specify
                                                                                           --------------------------------------
   Do you understand that the Variable Annuity accumulated values and annuity payments may increase or decrease depending on
      market conditions?  [_] Yes   [_] No
   Investment Objective:  [_] Safety of Principal          [_] Growth and Income         [_] Growth      [_] Aggressive Growth
                          [_] Other (specify)
                                             ----------------------------------------
====================================================================================================================================
12 PAYMENT OPTION (FOR IMMEDIATE ANNUITIES)
   Option:                                Payment Interval:       [_]  Annual       [_] Semiannual    [_] Quarterly     [_] Monthly
          -----------------------------
   First payment date is one interval from the Date of Issue unless otherwise indicated:
                                                                                        -----------------------------------------
   If a joint and survivor option is requested, please provide Joint Annuitant information below:
     Name:                      Date of Birth                     [_]  Male  [_] Female      Social Security No.
          -------------------                 ------------------                                                -----------------
     Residence: Street                                       City                   State                 Zip
                      -------------------------------------      ----------------        ---------------     --------------------
====================================================================================================================================
13 SPECIAL REQUEST

   ------------------------------------------------------------------------------------------------------------------------------

   ------------------------------------------------------------------------------------------------------------------------------

   ------------------------------------------------------------------------------------------------------------------------------
====================================================================================================================================
   The following applies to each of the undersigned: To the best of my knowledge and belief, the statements in this application are true and complete. The annuity contract will take effect as of its date of issue if each annuitant is living on that date and the required minimum premium has been made. Any check tendered is received subject to collection only. I (we) have discussed the material information in the prospectus, including charges and expenses, with my representative and I (we) agree with the recommendation to purchase this product. [_] Check if you wish a statement of additional information.

   Signature
            -------------------------------   ----------------------------------  -------------------------------------------------
   Applicant(s)                               Annuitant, if other than applicant  Joint Annuitant, if any (Immediate Annuities only)


   Signed at
            -------------------------------   ----------------------------------  -------------------------------------------------
                     City and State                          Date                             Agent (Reg. Rep.) Signature
-----------------------------------------------------------------------------------------------------------------------------------
   Agent: Is the annuity applied for intended to replace or change any existing annuity or life insurance?     [_] Yes   [_] No

   Agency                                                                 ORD CODE
         --------------------------------------------------------------           ------------------------------
   Agent Payroll No.               Name                                 GA Contract Code                Agent SS#
                    --------------     --------------------------------                 ------------              -----------------
   Agent Payroll No.               Name                                 GA Contract Code                Agent SS#
                    --------------     --------------------------------                 ------------              -----------------
-----------------------------------------------------------------------------------------------------------------------------------

NASD Principal Approval                                                               Date
                       ----------------------------------------------------------         -----------------------------------------

                                 INSTRUCTIONS

IMPORTANT INFORMATION TO READ BEFORE MAKING ANNUITANT, OWNER AND BENEFICIARY DESIGNATIONS IN SECTIONS 3, 4 & 5 OF THE APPLICATION. THESE DESIGNATIONS AFFECT THE PAYMENT OF ANY APPLICABLE DEATH BENEFIT.

DEFINITIONS

  Annuitant--The person on whose life annuity payments will be based. Payments are determined by the age and sex of the Annuitant, except in certain employee benefit cases, where payments are determined solely by the age of the Annuitant.

  Owner(s)--The person(s) who has total control of the contract and directs who will receive the annuity payments.

  Beneficiary--The person to whom a distribution is made, as described below, if the Annuitant or any Owner dies.

DEATH OF ANNUITANT

  If the Annuitant (whether or not also the Owner) dies before the contract annuitizes, the death benefit of the contract is paid to the Beneficiary.***

DEATH OF OWNER WHO IS NOT THE ANNUITANT

  In most cases, the designated Owner and Annuitant is the same individual. However, if you choose to have the Owner and Annuitant not be the same individual and the Owner dies before the Annuitant and before the contract annuitizes, the surrender value of the annuity (contract value less surrender charge) is paid to the beneficiary. This is true even if there are two or more such Owners and only one of them dies.***

  ***SPECIAL RULE FOR SPOUSE OF OWNER (Applies to Non-qualified and IRA Contracts only)

  If the surviving spouse of a deceased Owner or Owner/Annuitant is the named Beneficiary, such surviving spouse will have the option of continuing the contract in force as the new Owner. If the spouse chooses this option, the distributions to the Beneficiary that are described above will not be made.

HOW TO DEAL WITH HUSBAND AND WIFE AS JOINT OWNERS

  In the case where a husband and wife are joint Owners and the intent is to have a surviving spouse continue the contact, the designation of Primary Beneficiary should read: "Survivor of [name], husband, or [name], wife.
  Example:  OWNERS         Husband and Wife
            ANNUITANT      Husband or Wife
            BENEFICIARY    Primary-Survivor of Husband or Wife, Contingent--
                           Any other party (e.g., children)
  In the above example, the surviving spouse would have the option of either continuing the contract in force as sole Owner or receiving a distribution, regardless of which spouse dies first. If the spouse who dies first is the
  -------------------------------------
  Annuitant, the distribution would be the death benefit of the annuity. If the spouse who dies first is not the Annuitant, the distribution would be the
                           ---
  surrender value of the annuity. If the husband and wife die simultaneously, the Contingent Beneficiary would receive the death benefit.
================================================================================
2 DIRECT PREMIUM PAYMENT

  Direct premium payment is a service which allows you to automatically add monthly payments to your John Hancock Annuity. The minimum monthly payment for the ADD Program is $50, with the exception of the Allegiance Preferred Annuity which is $200. The withdrawal from your checking account will occur on the fourth Thursday of every month. If this day is a bank holiday, the withdrawal will occur on the prior business day. You have the right to change your monthly payment amount or discontinue the service at any time.
  John Hancock will provide you with confirmation of the date the first withdrawal will occur. You can change your Annuity Direct Premium Payment amount by calling Customer Access toll free at 1-800-732-5543.
================================================================================
4 OWNER

  Joint Owners (Non-Qualified only)
    .  Name one individual as the owner in box 4.
    .  Enter the joint owner's name and Social Security Number, in box 13.
    .  Please have both owners sign as applicants.
  Note: Read Death of Owner who is not Annuitant information if Joint Owners. Contract owned by a minor
    . In Box 4, insert "[name of custodian of minor], as custodian for [name of minor]." Also provide the minor's Social Security Number in box 4.
    .  Provide the custodian's Social Security Number in box 13.
    .  Please have the custodian sign as applicant.
================================================================================
5 BENEFICIARY DESIGNATIONS

  Wording for common beneficiary designations.
    .  One beneficiary: John Smith, husband.
    . One primary and one secondary beneficiary: John Smith, husband, if living; otherwise Anne Smith, daughter.
    . One primary and unnamed children as secondary beneficiaries: John Smith, husband, if living; otherwise the children born of the marriage of or legally adopted by John Smith and Mary Smith.
    . Trustee: The ABC Trust effective (date), John Smith as Trustee (if more than 1 trustee, list all)

================================================================================
6  FORMS FOR QUALIFIED PLANS

   Individual Retirement Annuity (IRA)
   12505-Statement of Eligibility
   QRP1052-Direct Transfer/Rollover Form
   Simplified Employee Pension (SEP) or Salary Reduction (SARSEP)
   Without JH Prototype:         With JH Prototype (QRP1015):
   5305-SEP                      Copy of Plan Registration Form
   5305A-SEP (SARSEP)            12505 (complete section V)
   12505 (complete section V)
   403(b) Annuity
   QRP100 (one per case)
   RP1411
   QRP1402
   QRP1053-403(b) Transfer Form
   RP1011 (if employer contributes, new cases only)

   Pension, Profit Sharing, 401(k)
   Non-JH Prototype:             JH Prototype:
   QRP1060                       Copy of Plan Registration Form
   RP1011                        RP1011


   Deferred Compensation
   RP1600 (new cases only)
================================================================================
12 PAYMENT OPTION

Fixed Annuities
   Life Income/No Refund*
   Payment for life of the annuitant.

   Life Income/Cash Refund*
   Payments for life of the annuitant. At death, if the deposit exceeds the total annuity payments made, the difference is refunded to the beneficiary in lump sum.

   Life Income/Installment Refund*
   Payment for life of the annuitant. At death, payments are continued to the beneficiary until total payments equal the amount applied.

   Life Income with 5, 10, or 20 Years Guaranteed*
   Payments for life with 5, 10, or 20 years guaranteed.
   Joint and Last Survivor*
   Payments while either annuitant is living.

   Joint and 1/2 Survivor*
   Payments for the lives of both annuitants. Upon the death of either, 1/2 of the payment amount continues to the survivor.

   Joint and Last Survivor with 5, 10, or 20 Years Guaranteed*
   Payments for the lives of both annuitants with 5, 10, or 20 years guaranteed.

   Qualified Joint and Survivor*
   Payments for the life of participant; at participant's death, 1/2 of the payment amount continues to the survivor.

   Term Certain (10 to 30 Years)**
   Payments guaranteed over a fixed period, not to exceed annuitant's age 96.

   Amount Certain
   Payments of a fixed amount until the amount applied and interest have been fully paid, not to exceed annuitant's age 96.

Variable Annuities
   Life Income/No Refund*
   Life Income with 5, 10, or 20 Years Guaranteed*
   Joint and Last Survivor*



   *Proof of Age (Immediate Annuities only)
   Please submit a copy of one of the following:
     .  Valid Driver's License
     .  Birth Certificate
     .  Marriage Certificate
     .  Valid Passport
     . Policy number and date of birth from application in a John Hancock Insurance Policy

   **Shorter periods available with approval